UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
 CURRENT REPORT

Pursuant to Section 13 or 15(d) of The
 Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 31, 2017

CONTENT CHECKED HOLDINGS, INC.
 (Exact name of registrant as specified in its charter)

Nevada (State or Other Jurisdiction of Incorporation)	333-190656 (Commission File Number)	99-0371233 (I.R.S. Employer Identification No.)

28126 Peacock Ridge Drive, Suite 210, Rancho Palos Verdes, California 90275
 (Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (310) 541-4102

Not Applicable
 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as deﬁned in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised ﬁnancial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 1.01.	Entry into a Material Definitive Agreement

As previously reported in a Current Report on Form 8-K filed by Content Checked Holdings, Inc. (the “Company”) on July 31, 2017, the Board of Directors (the “Board”) of the Company determined, as a result of certain preliminary information obtained to date in connection with an ongoing internal investigation, that its former Chairman of the Board, Chief Executive Officer and President, Kris Finstad, misappropriated approximately $4.9 million from the Company on or around the beginning of September 2015.

Since being apprised of the misappropriation activity engaged in by Mr. Finstad, management of the Company has considered the most advantageous ways in which to try and recover the misappropriated funds.  After considering the Company’s current financial condition, as well as the time, cost and expense that would be necessary in order to employ various civil methods that might be available to the Company as a means of recovering the misappropriated funds, the Company determined that it would be in its best interest and the best interest of its shareholders to seek and achieve a negotiated arrangement for the recovery of the Company’s misappropriated funds.  In this regard, the Company, on July 31, 2017, entered into a Restitution Agreement with Mr. Finstad (the “Restitution Agreement”).

The basic terms of the Restitution Agreement provide that Mr. Finstad shall repay to the Company the sum of $4.9 million on the following basis: (i) $500,000 to be paid to the Company on or before October 31, 2017 and (ii) $4,400,000 on or before July 31, 2018.  The obligation of Mr. Finstad to repay the misappropriated funds as set forth herein is evidenced by a promissory note executed by Mr. Finstad in favor of the Company which bears interest at the rate of ten percent (10%) per annum.  In addition to the foregoing, the Restitution Agreement provides that Mr. Finstad shall surrender to the Company for cancellation and retirement all of the issued and outstanding shares of common stock of the Company that Mr. Finstad owns as of the date of the Restitution Agreement.  As of the date of the Restitution Agreement, Mr. Finstad owns 21,280,648 shares of common stock of the Company (approximately 58% of the total issued and outstanding shares of common stock of the Company).

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits.

10.1	Restitution Agreement by and among Kris Finstad and Content Checked Holdings, Inc.

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONTENT CHECKED HOLDINGS, INC.

	By:	/s/ John W. Martin
John W. Martin
Date: August 1, 2017		President, Principal Financial Officer,
Secretary and General Counsel